Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial statements are based on Bonfire’s, CityBase’s, eCivis’s, Open Counter’s, Questica’s and Sherpa’s historical financial statements (“the Targets”) and the Company’s historical financial statements, as adjusted to give effect to the Business Combination, on February 19, 2019, under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma combined statement of operations for the year ended December 31, 2018 gives effect to the Business Combination as if it had occurred on January 1, 2018. The unaudited pro forma combined balance sheet as of December 31, 2018 gives effect to the Business Combination as if it had occurred on December 31, 2018. The Business Combination will be accounted for as an acquisition under ASC 805, pursuant to which the Company will be treated as the accounting acquirer and the six Targets as the acquirees. This determination was primarily based on existing Company stockholders having voting control, and the Company’s current board of directors and management comprising the board of directors and management, of the Company following the Business Combination. All six Targets will be deemed the accounting predecessors.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma combined financial statements.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that the Company’s management believes are reasonable. The notes to the unaudited pro forma combined financial statements provide a discussion of how such adjustments were derived and presented in the unaudited pro forma combined financial statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the pro forma combined financial statements.

The Questica and Bonfire audited balance sheets as of December 31, 2018 were denominated in Canadian dollars. We converted the Questica and Bonfire audited balance sheets using the U.S. Dollar exchange rate as of December 31, 2018. The Questica and Bonfire audited statements of operations for the year ended December 31, 2018 were denominated in Canadian dollars. We converted the Questica and Bonfire audited statements of operations to U.S. Dollars based on the average exchange rate for the year ended December 31, 2018.

The unaudited pro forma combined financial statements should be read together with the Company’s, Bonfire’s, CityBase’s, eCivis’s, Open Counter’s, Questica’s and Sherpa’s historical financial statements, “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Bonfire’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “CityBase’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “eCivis’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Open Counter’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Questica’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Sherpa’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included elsewhere in this Form 8-K12B/A.

Business Combination Summary

The details of the Business Combination are disclosed elsewhere in this Form 8-K12B/A.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2018

	GTY (1)	Bonfire (1)	CityBase (1)	eCivis (1)	OpenCounter (1)	Questica (1)	Sherpa (1)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets
Cash and cash equivalents	$52,048	$4,808,909	$3,917,496	$133,942	$103,429	$3,329,114	$923,942	$217,641,647	(2)	$17,139,040
								(5,928,645)	(3)
								(11,175,785)	(4)
								(12,051,106)	(5)
								(190,102,485)	(6)
								(113,942,759)	(7)
								(3,072,587)	(8)
								122,501,880	(9)
Investments	-	-	-	-	-	1,398,284	-	(1,398,284)	(5)	-
Accounts receivable, net	-	476,963	1,082,844	1,140,999	182,280	2,679,085	425,675	(5,987,846)	(5)	-
Prepaid expense and other current assets	39,740	546,667	158,800	357,732	-	160,918	25,801	-		1,289,658
Total current assets	91,788	5,832,539	5,159,140	1,632,673	285,709	7,567,401	1,375,418	(3,515,970)		18,428,698
Cash in escrow	-	-	-	-	-	-	-	11,348,751	(6)	11,348,751
Fixed assets	-	119,717	526,267	54,221	29,493	392,605	2,064	-		1,124,367
Loan receivable - related party	-	-	176,909	-	-	-	-	(176,909)	(5)	-
Other assets	-	377,228	851,601	47,373	350	1,054,727	-	-		2,331,279
Intangible assets	-	-	377,750	301,381	-	885,202	-	111,205,667	(6)	112,770,000
Goodwill	-	-	122,933	585,000	-	1,810,257	-	382,250,354	(6)	384,768,544
Cash and cash equivalents held in Trust Account	217,641,647	-	-	-	-	-	-	(217,641,647)	(2)	-
Total assets	$217,733,435	6,329,484	7,214,600	2,620,648	315,552	11,710,192	1,377,482	283,470,246		530,771,639

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,928,645	445,985	2,979,758	519,782	244,792	305,198	156,468	(5,928,645)	(3)	-
								(4,651,983)	(5)
Contract liabilities	-	1,730,899	1,463,520	2,751,937	1,012,220	4,773,584	-	(6,804,653)	(6)	4,927,507
Other current liabilities	-	143,394	-	3,444	-	1,094,522	75,523	(1,316,883)	(5)	-
Notes payable and accrued expenses - related party	660,000	-	-	-	-	-	-	-		660,000
Warrant liability	-	-	86,739	-	-	-	-	(86,739)	(5)	-
Capital lease obligations - current portion	-	-	138,531	-	-	-	-	-		138,531
Short term notes payable	-	-	-	-	450,000	-	-	(450,000)	(5)	-
Total current liabilities	6,588,645	2,320,278	4,668,548	3,275,163	1,707,012	6,173,304	231,991	(19,238,903)		5,726,038
Deferred underwriting fees	3,250,000	-	-	-	-	-	-	(3,250,000)	(4)	-
Contract and other long-term liabilities	-	89,652	2,759,675	85,776	-	279,785	-	(1,864,635)	(6)	1,350,253
Deferred rent	-	62,120	-	-	-	-	-	(62,120)	(6)	-
Long-term debt, less current portion	-	-	-	-	433,098	-	-	(433,098)	(5)	-
Capital lease obligation, less current portion	-	-	267,862	-	-	-	-	-		267,862
Contingent consideration	-	-	-	866,556	-	1,225,301	-	18,610,751	(6)	20,702,608
Total long-term liabilities	3,250,000	151,772	3,027,537	952,332	433,098	1,505,086	-	13,000,898		22,320,723
Total liabilities	9,838,645	2,472,050	7,696,085	4,227,495	2,140,110	7,678,390	231,991	(6,238,005)		28,046,761

Commitments and contingencies

Temporary equity
Preferred stock	-	10,895,910	31,367,862	-	-	-	-	(42,263,772)	(6)	-
Ordinary shares subject to possible redemption	202,894,780	-	-	-	-	-	-	(202,894,780)	(7)	-

Stockholders' equity
Members' capital	-	-	-	-	-	-	1,145,491	(1,145,491)	(6)	-
Common Stock, $0.0001 par value	1,470	92,707	1	48,645	6,548	-	-	(140,901)	(6)	8,470
Additional paid-in-capital	-	520,111	1,755,549	3,833,613	121,764	458,595	-	-		506,072,100
								263,866,786	(6)
								(6,696,632)	(6)
								33,831,000	(6)
								88,952,021	(7)
								(3,072,587)	(8)
								122,501,880	(9)
Accumulated other comprehensive income	-	-	-	-	-	(174,165)	-	174,165	(6)	-
Retained earnings (accumulated deficit)	4,998,540	(7,651,294)	(33,604,897)	(5,489,105)	(1,952,870)	3,747,372	-	(12,479,553)	(5)	(3,355,692)
								57,001,900	(6)
								(7,925,785)	(4)
Total stockholders' equity (deficit)	5,000,010	(7,038,476)	(31,849,347)	(1,606,847)	(1,824,558)	4,031,802	1,145,491	534,866,803		502,724,878
Total liabilities and stockholders' equity	$217,733,435	$6,329,484	$7,214,600	$2,620,648	$315,552	$11,710,192	$1,377,482	$283,470,246		$530,771,639

Pro Forma Adjustments to the Unaudited December 31, 2018 Combined Balance Sheet:

(1)	Derived from audited balance sheets as of December 31, 2018. The Questica and Bonfire audited balance sheets as of December 31, 2018 were denominated in Canadian dollars. We converted the audited Questica and Bonfire balance sheets using the U.S. Dollar exchange rate as of December 31, 2018.

(2)	To liquidate investments held in trust by the Company.

(3)	To reflect the payments of the Company’s accounts payable and accrued expenses.

(4)	To reflect the payments of other transaction fees of $11.2 million (including $3.25 million of deferred underwriting fees, $6.1 million of the Company’s transaction expenses and $1.8 million in Target expenses).

(5)	To reflect the dividends of Target cash, receivables and investment balances, net of payable and debt balances, to Target shareholders.

(6)	The preliminary estimates of purchase price, goodwill, intangibles and deferred tax liability is as follows:

	Cash Consideration	Stock Consideration	Cash Earn-out	Stock Earn-out (paid in a fixed number of shares)		Stock Earn-out (paid in a variable number of shares)	Escrowed Cash	Escrowed Stock	Total	Adjusted Net Assets	Goodwill	Intangibles	Deferred Tax Liability
Bonfire	$47,301,329	$43,177,550	$101,000	$-		$101,000	$3,394,301	$6,900,000	$100,975,180	$166,565	$89,719,915	$15,841,000	$4,752,300
CityBase	57,097,256	30,345,460	5,260,000	46,211,000	(x)	-	2,100,000	10,000,000	151,013,716	(2,363,472)	140,325,688	18,645,000	5,593,500
eCivis	13,712,565	28,834,333	-	19,475,000	(x)	-	3,550,000	2,422,003	67,993,901	(981,297)	59,922,098	12,933,000	3,879,900
OpenCounter	9,322,901	15,809,900	-	-		-	1,304,450	1,645,540	28,082,791	(457,801)	23,379,492	7,373,000	2,211,900
Questica	43,998,449	41,000,000	-	9,046,000	(x)	-	100,000	8,000,000	102,144,449	938,183	68,624,066	46,546,000	13,963,800
Sherpa	7,321,235	1,000,000	-	-		1,800,000	900,000	-	11,021,235	221,549	2,797,286	11,432,000	3,429,600
Total	$178,753,734	$160,167,243	$5,361,000	$74,732,000		$1,901,000	$11,348,751	$28,967,543	$461,231,271	$(2,476,273)	$384,768,544	$112,770,000	$33,831,000

(x) Shares are issued and escrowed at closing and subject to future earn-out.

Under the acquisition method of accounting, the acquired tangible and intangible assets and assumed liabilities are recognized based on their estimated fair values as of the business combination closing date. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of December 31, 2018 and have been prepared to illustrate the estimated effect of the business combination.

The Company recognized a deferred tax benefit as a result of the acquisitions. Due to the acquisitions, a temporary difference between the book and the tax basis for the intangible assets acquired of $33.8 million (based upon an estimated 30% effective tax rate for the Targets) was created resulting in a deferred tax liability and additional goodwill. With the increase in the deferred tax liability, the Company reduced its deferred tax asset valuation allowance by the amount of net operating loss that could offset the amortization of the deferred tax liability associated with the value of the intangible assets acquired resulting in the recognition of a deferred tax benefit (credit to retained earnings) of approximately $33.8 million.

This adjustment of contract liabilities represents the estimated adjustment to decrease the assumed contract liabilities to a fair value of approximately $6.3 million, a reduction of $8.7 million from the carrying value. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining service obligations plus a normal profit margin. After the acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as the services are provided.

The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the business combination. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following is the preliminary estimate of the fair value of the assets acquired, liabilities assumed and ensuing goodwill identified, reconciled to the purchase price transferred:

	Bonfire	CityBase	eCivis	OpenCounter	Questica	Sherpa	Total
Cash in escrow	$3,394,301	$2,100,000	$3,550,000	$1,304,450	$100,000	$900,000	$11,348,751
Investments	-	-	-	-	1,398,284	-	1,398,284
Accounts receivable, net	476,963	1,082,844	1,140,999	182,280	2,679,085	425,675	5,987,846
Prepaid expense and other current assets	546,667	158,800	357,732	-	160,918	25,801	1,249,918
Fixed assets	119,717	526,267	54,221	29,493	392,605	2,064	1,124,367
Loan receivable - related party	-	176,909	-	-	-	-	176,909
Other assets	377,228	851,601	47,373	350	1,054,727	-	2,331,279
Intangible assets	15,841,000	18,645,000	12,933,000	7,373,000	46,546,000	11,432,000	112,770,000
Goodwill	89,719,915	140,325,688	59,922,098	23,379,492	68,624,066	2,797,286	384,768,544
Accounts payable and accrued expenses	(445,985)	(2,979,758)	(519,782)	(244,792)	(305,198)	(156,468)	(4,651,983)
Contract liabilities	(726,978)	(614,678)	(1,155,814)	(425,132)	(2,004,905)	-	(4,927,507)
Deferred rent	-	-	-	-	-	-	-
Deferred tax liability	(4,752,300)	(5,593,500)	(3,879,900)	(2,211,900)	(13,963,800)	(3,429,600)	(33,831,000)
Other current liabilities	(143,394)	-	(3,444)	-	(1,094,522)	(75,523)	(1,316,883)
Capital lease obligations - current portion	-	(138,531)	-	-	-	-	(138,531)
Contract and other long-term liabilities	(37,654)	(1,159,064)	(36,026)	-	(117,510)	-	(1,350,253)
Capital lease obligation, less current portion	-	(267,862)	-	-	-	-	(267,862)
Contingent consideration	(3,394,301)	(2,100,000)	(4,416,556)	(1,304,450)	(1,325,301)	(900,000)	(13,440,608)
Total consideration	$100,975,180	$151,013,716	$67,993,901	$28,082,791	$102,144,449	$11,021,235	$461,231,271

Goodwill represents expected synergies from combining operations and the assembled workforce.

Customer relationships, the trade name and non-compete agreements were measured using the multiple-period excess earnings method, the relief from royalty method and the lost income method, respectively.

The fair value of the stock consideration was based upon the closing price of the Company’s ordinary shares on February 19, 2019 and the price paid by Subscribed Investors (as defined below) or $10.00 per share.

The following represents the pro forma adjustments related to the acquisitions:

				Net
	Adjusted	Adjust		Pro forma
	Equity	Par Value	Acquisition	Adjustment

Cash	$-	-	(190,102,485)	$(190,102,485)
Cash in escrow	-	-	11,348,751	11,348,751
Intangible assets	(1,564,333)	-	112,770,000	111,205,667
Goodwill	(2,518,190)	-	384,768,544	382,250,354
Contract liabilities	11,732,160	-	(4,927,507)	6,804,653
Contract and other long-term liabilities	3,214,888	-	(1,350,253)	1,864,635
Deferred rent	62,120	-	-	62,120
Contingent consideration	-	-	18,610,751	18,610,751
Preferred stock	42,263,772	-	-	42,263,772
Members' capital	1,145,491	-	-	1,145,491
Common Stock, $0.0001 par value	147,901	(7,000)	-	140,901
Stock consideration	-	-	(263,866,786)	(263,866,786)
Additional paid in capital	6,689,632	7,000	-	6,696,632
Deferred tax liability	-	-	(33,831,000)	(33,831,000)
Accumulated other comprehensive income	(174,165)	-	-	(174,165)
Retained earnings (accumulated deficit)	$(57,001,900)	-	-	$(57,001,900)

(7)	To reflect the cancellation of ordinary shares for shareholders electing cash conversion amounting to $113.9 million, with the remainder transferred to permanent equity.

(8)	To reflect additional payments of $3.1 million to Target companies primarily related to Target employee bonuses that were payable upon the closing of the business combination.

(9)	Immediately prior to the Closing, pursuant to those certain subscription agreements (the “Subscription Agreements”), dated as of various dates from January 9, 2019 through February 12, 2019, by and among the Company and certain institutional and accredited investors party thereto (the “Subscribed Investors”), GTY Cayman issued to the Subscribed Investors an aggregate of 12,853,633 Class A Ordinary Shares of GTY Cayman for approximately $10.00 per share, for an aggregate cash purchase price of approximately $126.3 million, including three such Subscription Agreements with certain CityBase Holders (including Michael Duffy, the chief executive officer of CityBase) for an aggregate of 380,937 Class A Ordinary Shares of GTY Cayman at a price of approximately $10.00 per share, for an aggregate cash purchase price of approximately $3.8 million. The Class A Ordinary Shares of GTY Cayman issued to the Subscribed Investors were cancelled and exchanged on a one-for-one basis for shares of Company common stock at the Closing.

Unaudited Pro Forma Combined Statement of Operations — Year Ended December 31, 2018

	GTY (1)	Bonfire (1)	CityBase (1)	eCivis (1)	OpenCounter (1)	Questica (1)	Sherpa (1)	Pro Forma Adjustments		Pro Forma Combined

Total revenue	$-	$3,196,195	$6,771,775	$4,951,269	$1,707,242	$10,096,427	$3,090,088	$(3,695,630)	(4)	$26,117,366
Cost of goods sold	-	810,878	5,181,352	1,732,344	498,482	992,364	428,737	-		9,644,157
Gross profit	-	2,385,317	1,590,423	3,218,925	1,208,760	9,104,063	2,661,351	(3,695,630)		16,473,209

Costs and Expenses:
General and administrative	6,956,573	2,575,924	6,576,089	1,663,370	1,563,170	7,956,987	1,670,885	-		28,962,998
Amortization of intangible assets	-	-	-	-	-	-	-	12,001,347	(2)	12,001,347
Sales and marketing	-	3,037,647	1,390,822	1,217,218	10,253	-	-	-		5,655,940
Research and development	-	1,749,959	5,075,552	1,327,829	-	-	-	-		8,153,340
	6,956,573	7,363,530	13,042,463	4,208,417	1,573,423	7,956,987	1,670,885	12,001,347		54,773,625

Operating Income (loss)	(6,956,573)	(4,978,213)	(11,452,040)	(989,492)	(364,663)	1,147,076	990,466	(15,696,977)		(38,300,416)

Other expenses (income):
Interest expense (income)	(8,753,490)	(50,925)	450,705	5,203	118,886	(14,619)	(3,789)	-		(8,248,029)
Grant income	-	(78,453)	-	-	-	-	-	-		(78,453)
Other expense	-	11,664	-	-	807	-	-	-		12,471
Foreign exchange (gain) loss	-	(367,758)	-	-	-	(633,199)	-	-		(1,000,957)
Acquisition costs	-	-	-	204,686	-	-	-	-		204,686
Gain (loss) on sales of marketable securities	-	-	-	(2,598)	-	78,212	-	-		75,614
Change in fair value of contingent consideration	-	-	-	(52,000)	-	-	-	-		(52,000)
Change in fair value of notes payable	-	-	1,386,503	-	-	-	-	-		1,386,503
Change in fair value of put option	-	-	(98,808)	-	-	-	-	-		(98,808)
Change in fair value of warrant liability	-	114,149	69,876	-	-	-	-	-		184,025
Loss on extinguishment of debt	-	-	23,191	-	-	-	-	-		23,191
Gain on sale of ETO buisness	-	-	-	-	-	(868,016)	-	-		(868,016)
Other income	-	-	-	(73,225)	(10,000)	(35,203)	-	-		(118,428)
Total other expense (income), net	(8,753,490)	(371,323)	1,831,467	82,066	109,693	(1,472,825)	(3,789)	-		(8,578,201)

Income (loss) before income taxes	1,796,917	(4,606,890)	(13,283,507)	(1,071,558)	(474,356)	2,619,901	994,255	(15,696,977)		(29,722,215)
Income tax expense	-	-	-	-	-	(784,650)	-	(248,564)	(3)	(1,033,214)
Net income (loss)	1,796,917	(4,606,890)	(13,283,507)	(1,071,558)	(474,356)	1,835,251	994,255	(15,945,541)		(30,755,429)
Deemed dividend on Series Seed preferred stock	-	(330,049)	-	-	-	-	-	-		(330,049)
Cumulative preferred stock dividends	-	-	(1,421,229)	-	-	-	-	-		(1,421,229)
Redemption feature	(722,495)	-	-	-	-	-	-	-		(722,495)
Net income (loss) attributable to ordinary share	$1,074,422	$(4,936,939)	$(14,704,736)	$(1,071,558)	$(474,356)	$1,835,251	$994,255	$(15,945,541)		$(33,229,202)

Net income (loss) per common share:
Basic	$0.07									$(0.63)
Diluted	$0.02									$(0.63)

Weighted average common shares outstanding (4):
Basic	15,486,142							33,024,886		48,511,028
Diluted	63,129,515							(14,618,487)		48,511,028

Pro Forma Adjustments to the Unaudited Combined Statement of Operations:

(1)	Derived from audited statements of operations for the year ended December 31, 2018. The Questica and Bonfire audited statements of operations for the year ended December 31, 2018 were denominated in Canadian dollars. We converted the audited Questica and Bonfire statements of operations to U.S. Dollars based on the average exchange rate for the period ended December 31, 2018.

(2)	Represents the amortization of intangibles related to the business combination. We adjusted our estimated useful life of the acquired intangible assets to 10 years. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and/or management’s view based on historical experience with similar assets.

The following table details the intangible assets for each Target company and its related amortization for the year ended December 31, 2018:

									Year
									Ended
									December
	Economic								31, 2018
	Life (Years)	Bonfire	CityBase	eCivis	OpenCounter	Questica	Sherpa	Total	Amortization

Patents / Developed Technology	6-10	$7,504,000	$10,761,000	$4,455,000	$3,795,000	$14,980,000	$1,232,000	$42,727,000	$4,764,263
Trade Names / Trademarks	1 - 13	2,984,000	6,287,000	2,354,000	998,000	8,990,000	352,000	21,965,000	1,981,751
Customer Relationships	10	5,174,000	1,317,000	6,009,000	2,511,000	21,566,000	9,583,000	46,160,000	4,616,000
Non-Compete Agreements	3	179,000	280,000	115,000	69,000	1,010,000	265,000	1,918,000	639,333
		$15,841,000	$18,645,000	$12,933,000	$7,373,000	$46,546,000	$11,432,000	$112,770,000	$12,001,347

(3)	Although Sherpa is a limited liability company, we presented the income tax effect related to Sherpa’s net income of $994,255 for the year ended December 31, 2018 based on the estimated blended federal and state statutory tax rate of 25%.

(4)	The pro forma adjustments to revenue by $3.7 million for the year ended December 31, 2018 reflects the difference between prepayments related to contract liabilities and the fair value of the assumed performance obligations as they are satisfied, assuming the transaction was consummated on January 1, 2018.

(5)	Weighted average common shares outstanding — basic and diluted is adjusted to reflect the following:

Year Ended December 31, 2018
GTY public shares electing cash conversion	(45,084,578)
GTY PIPE shareholders	12,853,633
GTY shareholders	80,741,973
Shares outstanding	48,511,028

Weighted average share calculation, basic and diluted
Target Company Shareholders	12,063,152
GTY shareholders	36,447,876
Weighted average shares, basic and diluted	48,511,028

Ownership percentages
Target Company Shareholders	25%
GTY shareholders	75%
100%